UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 13, 2012

Medical Makeover Corporation of America.

(Exact name of registrant as Specified in its charter)

Delaware	000-26703	65-0907798
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411

(Address of principal executive offices) (Zip Code)

Issuer's telephone number: (561)228-6148

Item 3.02    Unregistered Sales of Equity Securities

On December 6, 2011 the Company received a Notice from SC Capital Investment Corp. demanding the conversion of $100,000 owed to it pursuant to the Convertible Provision in the Secured Convertible Promissory Note.  SC Capital purchased that Note from Brittany Capital Management Limited.  Pursuant to the Conversion Note, the Company issued to SC Capital 100,000,000 shares of its restricted common stock.

As a result of that issuance, the following table sets forth the ownership, as of January 11,2012, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

Title of Class	Name	Direct Ownership	Indirect Ownership	Percent of Class
Common	Ponce de Leon Consulting Group, Inc.(1)	36,000,000	-0-	9.42%

Common	SC Capital Investment Corp. (2)	210,000,000	-0-	54.92%

Common	Jason Smart (3)	-0-	-0-	0%

Common	All officers and directors (2 persons) as a group(1)	36,000,000	-0-	9.42%

(1)	Ramon Pagan is the sole officer and shareholder of Ponce De Leon Consulting Group, Inc. and therefore may be deemed the beneficial owner of all its shares in thatcompany.

(2)	Dale Trujeque is the sole officer and shareholder of SC Capital Investment Corp., and therefore may be deemed the beneficial owner of all its shares in the Company.

(3)
Jason Smart as our sole officer and director and owns no shares of the Company’s common stock, it was previously reported correctly in our shareholders’ table that he owned no stock in the company, but that he had the ability to control the Company.  That statement was in error and this confirms that Mr. Smart owns no stock in the Company either directly, indirectly or beneficially.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

Based on a percentage of the total of 382,354,500 shares outstanding.

Item 5.02   Appointment of certain officers

On December 14, 2011 our Board of Directors appointed Ramon Pagan as Secretary and Chief Financial Officer of the Company and on January 12, 2012 he accepted the position. Mr. Pagan, age 35, has educational and practical experience in bookkeeping and accounting related matters.  He has studied accounting at Florida Atlantic University and is pursuing becoming a Certified Public Accountant (CPA).  Prior to accepting this position, he served as a Principal and Sole Officer and Director of National Business Investors, Inc., a lender to the Company.  He has held other positions for various periods of time in the private sector doing internal auditing and related activities.  In February 2009 he became the Sole Principal of Ponce De Leon Consulting Group, Inc. and continued his accounting related work on behalf of that entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Makeover Corporation of America
(Registrant)

Dated: January 13, 2012	By:	/s/ Jason Smart
Jason Smart, President